UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 15, 2006
(Date of earliest event reported)

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31617 (Commission File Number)	72-0679819 (IRS Employer Identification No.)
2000 West Sam Houston Parkway South, Suite 1700,
Houston, Texas 77042
(Address of principal executive offices)
(713) 267-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective February 16, 2006, Bristow Group Inc. (the “Company”) entered into an employment agreement with Perry L. Elders, a copy of which is filed as Exhibit 10.1 to this Report. The agreement has an initial term of two years, and, beginning on February 16, 2008, this term will be automatically extended by successive one year periods unless either party gives appropriate notice. Under the agreement, Mr. Elders serves as Executive Vice President and Chief Financial Officer of the Company and reports to the President and Chief Executive Officer of the Company. The Company will pay Mr. Elders a base salary of $350,000 and he will be eligible for a cash bonus, if he and the Company meet certain performance targets, of up to 150% of his base salary. The Company will also credit an annual amount equal to 15% of Mr. Elders’ annual salary and bonus to Mr. Elders pursuant to the Company’s Deferred Compensation Plan.
     Upon signing the employment agreement, Mr. Elders became entitled to receive options to purchase 10,000 shares of the Company’s common stock with an exercise price equal to the common stock’s closing price on the date of the grant. In addition, he will receive 10,000 Performance Accelerated Restricted Stock Units. The Company will provide Mr. Elders with a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries. In addition, Mr. Elders receives a car allowance of $1,500 per month. If Mr. Elders’ employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in the agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth therein, along with other benefits. The agreement also contains change of control, confidentiality, non-competition, employee non-solicitation and other provisions.
Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 15, 2006, the Company announced the appointment of Perry L. Elders as Executive Vice President and Chief Financial Officer. Mr. Elders has recently served the Company as Senior Financial Advisor as announced in the Current Report filed on December 1, 2005. Prior to joining the Company, Mr. Elders was a Director with Sirius Solutions L.L.P., where he provided financial consulting services to public companies, including international oilfield equipment manufacturing and drilling companies. Prior to joining Sirius Solutions in June 2005, Mr. Elders was the Vice President Finance and Chief Accounting Officer for Vetco International Limited, a global oilfield equipment manufacturer and construction company. Prior to September 2003, Mr. Elders was a partner in the Houston audit practices of Pricewaterhouse Coopers LLP and Arthur Andersen LLP. Mr. Elders is 44 years of age.
     On February 16, 2006, the Company entered into an employment agreement with Mr. Elders, its Executive Vice President and Chief Financial Officer, the material terms of which are disclosed in Item 1.01 of this Report.
Item 7.01. Regulation FD Disclosure.
     On February 15, 2006, Bristow Group Inc. issued a press release, a copy of which has been furnished as Exhibit 99.1 to this Report.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated February 16, 2006
99.1	Press Release dated February 15, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: February 17, 2006	By:	/s/ Joseph A. Baj
Joseph A. Baj
Vice President, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated February 16, 2006
99.1	Press Release dated February 15, 2006